SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549



                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the

                  Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  April 21, 1997



                         FM Properties Inc.


            Delaware                   0-19989             74-1211572
  (State or other jurisdiction       (Commission        (I.R.S. Employer
of incorporation or organization)    File Number)     Identification Number)


                        1615 Poydras Street
                   New Orleans, Louisiana  70112

    Registrant's telephone number, including area code:  (504) 582-4000

     Item 5.  Other Events.

     On April 21, 1997, FM Properties Inc., a Delaware corporation (the "Company"), amended its Rights Agreement, dated as of May 28, 1992 (the "Rights Agreement"), by entering into Amendment No. 1 (the "Amendment"), with Mellon Securities Trust Company. Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Rights Agreement and the Amendment.

     The Rights Agreement has been amended to modify the definition of "Acquiring Person" by increasing the percentage threshold from 15% to 20%. As amended, an Acquiring Person includes any Person who is the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding. In addition, the definition of "Acquiring Person" has been amended to exclude a Person if (i) such Person has become the Beneficial Owner of 20% or more of the Common Stock of the Company, (ii) the acquisition by such Person of the shares that equal or exceed 20% of the shares of Common Stock was made without apparent knowledge of the potential implications of such acquisition under this Agreement and (iii) either (A) within 10 days after the Company has notified such Person that the Company has become aware of such potential implications, such Person ceases to be the Beneficial Owner of 20% or more of the shares of Common Stock or (B) prior to receiving such notice such Person ceases to be the Beneficial Owner of 20% or more of the shares of Common Stock.

     A copy of the Amendment has been attached as an exhibit hereto and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

     Item 7.  Financial Statements, Pro Forma Financial
     Statements and Exhibits.

     Exhibit No.              Description

           4 Amendment No. 1 to the Rights Agreement, dated effective as of April 21, 1997, between FM
                              Properties Inc. and Mellon
                              Securities Trust Company.

           99                 Press release dated April 21,
                              1997.




                              SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  FM Properties Inc.



                                  By:  /s/Richard C. Adkerson
                                         Richard C. Adkerson
                                      Chairman of the Board and
                                       Chief Executive Officer

Date:  April 22, 1997
                           EXHIBIT INDEX

Exhibit No.                          Description

        4                    Amendment No. 1 to the
                             Rights Agreement, dated
                             effective as of April 21,
                             1997, between FM Properties
                             Inc. and Mellon Securities
                             Trust Company.

        99                   Press Release dated
                             April 21, 1997.